Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                September 3, 1996

                -------------------------------------------------
                Date of Report (Date of earliest event reported)


                              INTERCELL CORPORATION
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                Colorado                0-14306              84-0928627
- --------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File      (IRS Employer
 of incorporation)                  Number)               Identification Number)


                       7201 East Camelback Road, Suite 250
                            Scottsdale, Arizona 85251
            --------------------------------------------------------
              (Address of principal executive offices ) (Zip Code)


                                 (602) 952-1528
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

                         4455 East Camelback Road, E-160
                             Phoenix, Arizona 85018
             -------------------------------------------------------
                         (Former name or former address)







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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 3, 1996, Intercell Corporation ("Registrant") by virtue of a Merger of Particle Interconnect, Inc., a California corporation, into Particle Interconnect Corporation, a Colorado corporation, (the "Subsidiary"), a wholly owned Subsidiary of the Registrant, acquired substantially all the properties, assets and business operations of Particle Interconnect, Inc.

In connection with such Merger, Registrant made a capital contribution of One Million, Five Hundred Thousand Dollars ($1,500,000.00) to its wholly owned Subsidiary, to provide operating capital for the business activates of the Subsidiary. In addition, the Registrant issued One Million, Four Hundred Thousand (1,400,000) of its common, restricted, no par value shares, valued at $4.00 per share, to the shareholders of Particle Interconnect, Inc. The Merger and corporate reorganization was effected under Section 368(a)(1)(A) and Section 368(a)(1)(22D) of the Internal Revenue Code of 1986.

As part of the corporate reorganization, the Registrant also agreed to provide additional funds, as required, to liquidate certain outstanding obligations and liabilities, to provide working capital and capital for future corporate expansion.

Larry DiFrancesco, a shareholder of Particle Interconnect, Inc., was appointed to the Board of Directors of the Registrant, effective immediately.

Gordon J. Sales, President, Chief Executive Officer and a Director of Registrant; and Alan M. Smith, Secretary, Treasurer, Chief Financial Officer and a Director of Registrant were appointed to the Board of Directors of the Subsidiary and were likewise appointed as President and Chief Executive Officer; and Secretary-Treasurer, respectively of the Subsidiary.

Registrant also agreed to issue Options to certain officers, directors and other employees of the Subsidiary, excluding Gordon J. Sales and Alan M. Smith, to acquire up to Two Hundred and Eighty Thousand (280,000) common shares of the Registrant under a proposed new Compensatory Stock Option Plan to be created and registered on Form S-8, under the Securities Act of 1933, as amended, at an appropriate time.

As a result of the Merger, Louis DiFrancesco and Lawrence DiFrancesco, the principal former owners of Particle Interconnect, Inc., each became the direct and beneficial owners of Six Hundred Thousand shares, of the common stock of the Registrant.

The consideration conveyed, in connection with the Merger, was determined by arms length negotiations between independent, unaffiliated parties represented by counsel of their choice.

The Registrant by virtue of this Merger, acquired full right, title and interest in, of and to six (6) patents and seven (7) patent applications and certain other proprietary intellectual property and technologies relating to a particle enhanced process of electrical interconnection of metallic conductive materials.

For further information, please refer to Item 7 of this Report.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

A.   FINANCIAL STATEMENTS.

     Financial Statements of the acquired corporation will be provided within the time period specified by the rules relating to filing reports on a Current Report on Form 8K, by amendment, if required.

B.   EXHIBITS.

     Exhibit 2.1 - Plan and Agreement of Merger dated September 3, 1996,  by and between, Particle Interconnect, Inc., Particle Interconnect Corporation and Intercell Corporation.


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                                 SIGNATURE PAGE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 3, 1996
                                            INTERCELL CORPORATION


                                            /s/ Gordon J. Sales
                                            ------------------------------------
                                            Gordon J. Sales,
                                            President & Chief Executive Officer




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